Exhibit 10.1

REVOLVING PROMISSORY NOTE

$750,000.00	September 22, 2022

FOR VALUE RECEIVED, Enservco Corporation, a Delaware corporation (the “Borrower”) hereby promises to pay to the order of Cross River Partners, LP, a Delaware limited partnership (the “Lender”), in lawful money of the United States and immediately available funds, at its principal office in St. Paul, Minnesota (or such other office designated by the Bank from time to time): the principal sum of up to Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), or such other principal amount advanced under this Revolving Promissory Note (as amended, restated or replaced from time to time, the “Note”). The Borrowers may, prior to September 22, 2023 (or such earlier date, if terminated as described below, the “Maturity Date”) borrow, repay and re-borrow such amount from the Lender.

1.    Interest. Interest on the unpaid principal balance under the Note shall accrue at a fixed rate equal to eight percent (8.00%) percent per annum (interest on this Note is computed on a 365/360 day basis). Accrued interest shall be due and payable on the first day of each month and upon demand by the Lender.

2.    Principal Payments.   Outstanding principal shall be paid by Borrower upon demand with thirty (30) days’ notice by the Lender and on the Maturity Date.

3.    Advances.  The Lender will make advances to the Borrower from time to time up to the maximum amount set forth above upon no less than five (5) business days request by the Borrower. Each request by Borrower shall include information with respect the use of the proceeds of such advance. Each advance by the Lender shall be deposited into Borrower’s operating account or as otherwise directed by the Borrower.

4.    Prepayment. The outstanding principal balance of this Note may be prepaid at any time at the option of the Borrower, in whole or, in part, without premium or penalty.

5.    Application of Payments. All payments and prepayments shall, at the option of the Lender, be applied first to any fees or costs of collection, second to accrued interest on this Note, and last to principal.

6.    Collateral. Borrower shall grant to Lender a mortgage in certain real property located in North Dakota to secure Borrower’s obligations under this Note. Borrower shall use best efforts to have such mortgage filed within 30 days of the date of this note.

7.    Maximum Rate. Notwithstanding anything to the contrary contained herein, if the rate of interest or any other charges or fees due hereunder are determined by a court of competent jurisdiction to be usurious, then said interest rate, fees and/or charges shall be reduced to the maximum amount permissible under applicable Minnesota law.

8.    Events of Default. Upon the occurrence of an Event of Default or at any time thereafter, the outstanding principal balance hereof and accrued interest and all other amounts due hereon shall, at the option of the Lender, become immediately due and payable, without notice or demand. Upon the occurrence of an Event of Default or anytime thereafter, the Lender shall have the right to set off any and all amounts due hereunder by the Borrowers to the Lender against any indebtedness or obligation of the Lender to the Borrowers and shall have all other rights and remedies under applicable law. As used herein, the term “Event of Default” shall mean and include each or all of the following events:

(a)    the Borrower shall fail to pay, when due, any amounts required to be paid by it under this Note;

(b)    the Borrower shall fail to comply with any provision of this Note;

(c)    Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of his creditors, or shall be unable to pay its or his debts generally as they become due; or if a petition or answer proposing the adjudication of Borrower as a bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or if a receiver, trustee or liquidator of Borrower shall be appointed in any proceeding brought against Borrower and shall not be discharged within sixty (60) days of such appointment; or if Borrower shall consent to or acquiesce in such appointment; or if any property of Borrower shall be levied upon or attached in any proceeding;

(d)    final judgment(s) for the payment of money in excess of $50,000, individually or in the aggregate, shall be rendered against Borrower and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed;

(e)    Borrower shall be or become insolvent (whether in the equity or bankruptcy sense);

(f)    any representation or warranty made by Borrower shall prove to be untrue or misleading in any material respect, or any statement, certificate or report furnished hereunder or by or on behalf of the Borrower shall prove to be untrue or misleading in any material respect on the date when the facts set forth and recited therein are stated or certified;

(g)    Borrower shall fail to pay, withhold, collect or omit any tax or tax deficiency when assessed or due (other than any tax or tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

(h)    any property of Borrower shall be garnished, levied upon or attached in any proceeding and such garnishment or attachment shall remain undischarged for a period of thirty (30) days during which execution has not been effectively stayed; or

(i)    Borrower or any entity controlled by Borrower shall be in default under any agreement for borrowed money.

9.    Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Colorado, applicable to contracts made and to be performed entirely within such State. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

10.    Costs and Expenses. Borrower hereby promises to pay all expenses, including reasonable attorney’s fees and charges (including time charges of attorneys who are employees of the Lender) paid or incurred by the Lender in endeavoring to connection with the execution and delivery of this Note and in administering or enforcing Borrower’s obligations under this Note. The Borrower promises to pay all costs of collection of this Note, including but not limited to attorneys’ fees, paid or incurred by the Lender on account of such collection, whether or not suit is filed with respect thereto and whether such cost or expense is paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

11.    No Waiver. No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

12.    Successors and Assigns. The rights and privileges of the Lender hereunder shall inure to the benefit of its successors and assigns.

13.    Jurisdiction and Venue. The Borrower hereby irrevocably submits to the jurisdiction of any Colorado state court or federal court over any action or proceeding arising out of or relating to this Note and any instrument, agreement or document related thereto, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Colorado state or federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing by United States certified mail, return receipt requested, of copies of such process to the Borrower’s last known address. The Borrower agrees that judgment final by appeal, or expiration of time to appeal without an appeal being taken, in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Paragraph shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdiction to the extent permitted by law.

14.    ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF MINNESOTA OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA. BORROWER EXPRESSLY AND IRREVOCABLY SUBMITs TO THE JURISDICTION OF THE COURTS OF THE STATE OF MINNESOTA AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH IN THE PREAMBLE ABOVE (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE LENDER AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF COLORADO. BORROWER EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

15.    Waiver. Demand, presentment, protest and notice of nonpayment and dishonor of this Note are hereby waived.

17.    Acknowledgment. In conjunction with the execution and delivery of this Note, Borrower acknowledges and agrees that the obligations evidenced under this Note constitute an “Obligation” secured as provided in Section 6 hereof.

18.    Joint and Several Obligations. If this Note is executed by more than one party, the obligations and liabilities of each Borrower under this Note shall be joint and several and shall be binding upon and enforceable against each Borrower and their respective successors and assigns.

19.    Counterparts. This Note may be executed in any number of counterparts, and by e-mail or facsimile, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signature Page Follows]

BORROWER:

Enservco Corporation

By:	/s/ Mark K. Patterson
Name:	Mark K. Patterson
Its:	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Accepted and agreed as of the date first above written:

LENDER:

Cross River Partners, LP

By:	/s/ Richard A. Murphy
Name:	Richard A. Murphy
Its:	Managing Partner

[Signature Page to $750,000 Revolving Promissory Note]